UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported) January 2, 2013 (December 28, 2012)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 North Grand Blvd., Suite 300 Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)

(405) 948-1560

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On December 28, 2012, Bruce M. Bell resigned from the board of directors (Board) of Panhandle Oil and Gas Inc. (Panhandle) after eight years of service as a director. Due to the age requirements of Panhandle’s bylaws, Mr. Bell would have been required to retire from the Board at the March 7, 2013 annual meeting of Panhandle’s shareholders; however, Mr. Bell opted to resign before the end of 2012.

ITEM 7.01	Regulation FD Disclosures

On December 28, 2012 the Company issued a press release announcing the Changes in Management. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 to Form 8-K, the information contained in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Panhandle Oil and Gas Inc., dated December 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

By:	/s/ Michael C. Coffman
Michael C. Coffman,
President and CEO

DATE: January 2, 2013

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Panhandle Oil and Gas Inc., dated December 28, 2012

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